For the fiscal period ended 6/30/02
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   SP PIMCO High Yield Portfolio

1.   Name of Issuer
	Tesoro Escrow Corp 144A

2.   Date of Purchase
	4/3/02

3.   Number of Securities Purchased
	2000

4.   Dollar Amount of Purchase
	$200,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Lehman Brothers

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

ABN AMRO
Banc One Capital Markets
Credit Lyonnais
Scotia Capital Inc.




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